                                                                    EXHIBIT 10.2

                                                                  [LOGO OF ROHR]


                                   ROHR, INC.


                                 SUPPLEMENTAL
                                  RETIREMENT
                                     PLAN


                                (Restated 1997)

                               TABLE OF CONTENTS


Paragraph                                                                   Page
I         DEFINITIONS.....................................................    1

II        ELIGIBILITY AND RETIREMENT......................................    7
          2.01  General...................................................    7
          2.02  Normal Retirement.........................................    7
          2.03  Early Retirement..........................................    7
          2.04  Late Retirement...........................................    7
          2.05  Disability Retirement.....................................    7
          2.06  Deferred Vested Retirement Benefit........................    8
          2.07  Purchase of Annuity Following Change in Control...........   11

III       BENEFITS........................................................   14
          3.01  Normal Retirement Benefit.................................   14
          3.02  Early Retirement Benefit..................................   17
          3.03  Disability Retirement Benefits............................   17
          3.04  Deferred Vested Retirement Benefits.......................   17
          3.05  Time of Payments..........................................   19
          3.06  Conditions of Benefits....................................   20
          3.07  Survivors Benefits........................................   20
          3.08  No Alienation or Assignment of Benefits...................   22
          3.09  Payment for the Benefit of a Participant..................   22
          3.10  Benefits Under Former Plan Provisions.....................   22
          3.11  Retirement Benefits Upon Reemployment.....................   22
          3.12  Lump Sum Payments.........................................   23
          3.13  Benefits After Distribution for Change in Control.........   23

IV        COMMITTEE.......................................................   24
          4.01  Appointment of Committee..................................   24
          4.02  Meeting of Committee......................................   24
          4.03  Powers....................................................   25
          4.04  Indemnification...........................................   25

                                      (i)


          4.05  Allocation and Delegation of Duties.......................   27
          4.06  Claims Procedure..........................................   27

V         COST OF PLAN; PAYMENT OF BENEFITS...............................   29

VI        AMENDMENT, DISCONTINUANCE AND TERMINATION OF PLAN...............   30

VII       MISCELLANEOUS PROVISIONS
          7.01  Company's Rights..........................................   31
          7.02  Notices and Applications for Benefits.....................   32
          7.03  Records Conclusive........................................   32
          7.04  Miscellaneous.............................................   33
          7.05  Legal Expenses............................................   34

EXHIBIT A - "Special Provisions"

                                      (ii)

                                                                  [LOGO OF ROHR]

                                   ROHR, INC.

                          SUPPLEMENTAL RETIREMENT PLAN
                          ----------------------------
                                (Restated, 1997)


This is an amendment and restatement to the Rohr, Inc., Supplemental Retirement Plan, originally approved by the Board of Directors of the Company on or about February 12, 1968, and amended from time to time thereafter.


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------


1.01 "Average Monthly Compensation" means one-sixtieth (1/60th) of the Participant's total Compensation while an Employee during the highest five (5) consecutive calendar years in the last ten (10) calendar years preceding the Participant's retirement, whether or not during such years the Participant was then eligible to participate in the Plan.

1.02      "Board" means the Board of Directors of the Company.

1.03 "Cash Balance Plan" means the Rohr, Inc., Cash Balance Retirement Plan, effective January 1, 1995, as it may be amended from time to time.


1.04      (A)  For purposes of this Plan, "Change in Control" shall mean:

               (1) an agreement shall have been entered or a document signed providing for the merger, consolidation or liquidation of the Company; or

               (2) the beneficial ownership (the direct or indirect beneficial ownership for purposes of Section 13 (d) of the Securities Exchange Act of 1934 (the "1934

Act") and Regulations 13D-G thereunder, or any comparable or successor law or regulation) of 20 percent or more of the Company's shares by any person or associated or affiliated group of persons (as defined by Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on the date hereof); or

               (3) an agreement shall have been entered or a document signed providing for the sale, mortgage, lease or other transfer in one or more transactions (other than transactions in the ordinary course of business) of the assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or associated or affiliated group of Persons; or

               (4) any Acquiring Person (as hereinafter defined) shall receive the benefit, directly or indirectly (except proportionately as a shareholder or upon terms and conditions not less favorable to the Company than the Company would be able to obtain in arm's length negotiations with an unaffiliated party) of any loans, advances, guarantees, pledges or other financial assistance, or any tax credits or other tax advantage provided by the Company or its subsidiaries; or

               (5) Change in Control shall also mean, and a Change of Control shall be deemed to have occurred, if at any time, the Board of Directors of the Company shall be composed of a majority of Directors which are not Continuing Directors.

          (B) For purposes of a Change in Control, "Acquiring Person" shall mean any Person (as defined) who or which, together with all Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on the date hereof) of such Person, shall be the Beneficial Owner (as defined in Rule 13d-3 of the General Rules and Regulations under the 1934 Act, as in effect on the date hereof) of 15 percent or more of the Voting Shares of the Company then outstanding; provided, however, that an Acquiring Person shall not include the Company, any wholly-owned subsidiary of the Company and any employee benefit plan of the Company or of a subsidiary of the Company or any Person holding Voting Shares of the Company for or pursuant to the terms of any such plan. For purposes of this paragraph, the percentage of the outstanding shares of Voting Shares of which a Person is a Beneficial Owner shall be calculated in accordance with said Rule 13d-3.

          (C) For purposes of a Change in Control, "Continuing Director" shall mean a director if he or she was a member of the board as of the date hereof and any successor of a Continuing Director or director filling a newly created position on the Board of Directors who is elected or nominated to succeed a Continuing Director or to fill such newly created position by a majority of Continuing Directors then on the Board.

          (D) For purposes of a Change in Control, "Person" shall mean any individual, firm, partnership, corporation, trust, estate, association, group (as such term is used in Rule 13d-5 under the Exchange Act) or other entity, and any two or more of the foregoing acting in concert or pursuant to an agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company, and shall include any successor (by merger or otherwise) of such entity.

          (E) For purposes of a Change in Control, "Voting Shares" shall mean
(1) shares of the Company's $1 par value common stock, and (2) any other share of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up. References in this Agreement to a percentage or portion of the outstanding Voting Shares shall be deemed a reference to the percentage or portion of the total votes entitled to be cast by the holders of the outstanding Voting Shares.

1.05 "Committee" means the persons appointed by the Board or by a Committee of the Board to administer the Plan as provided hereinafter.

1.06 "Company" means Rohr, Inc., a Delaware corporation, its predecessors and successors.

1.07 (A) "Compensation" of a Participant for a particular calendar year shall be the sum of:

               (1) The base cash salary (including any lump sum payment paid in lieu of annual merit increases under the Company "Pay for Performance" system) paid during such year, including that deferred for any reason (including that paid as a pretax savings contribution under the Pretax Savings Plan), or reduced and paid as a Company contribution pursuant to a cafeteria plan described in Internal Revenue Code Section 125. Compensation shall include restricted stock received in lieu of merit increases, which stock shall be valued for these purposes as the closing price on the date of the grant of stock.

               (2) The award, if any, paid or credited to the Participant with respect to such calendar year under the Rohr Management Incentive Plan, whether paid in cash, deferred or paid in the form of restricted stock or stock options (in which case, the restricted stock or stock options shall be valued for these purposes as the amount of cash surrendered by the Participant from his award to received such restricted stock or stock options).

          (B) No other form of remuneration shall be included in the term "Compensation" for purposes of this Plan. Compensation shall not include the value of fringe benefits, such as group insurance, medical or dental benefits, restricted stock or stock options (except to the extent specifically provided for above), relocation allowance, per diem or out-of-plant field allowances, and shall not include any payment or reimbursement for vacation earned but not taken.

1.08 "Effective Date" means April 3, 1997, which is the effective date of this Restatement of the Plan; provided, however, the rights of previous and future Participants shall be governed by the provisions of the Plan in effect on the date of their retirement or other date when they obtained rights under the Plan.

1.09 "Employee" means any person who is actively employed on a permanent, full-time basis by the Company or any of its wholly-owned subsidiaries.


1.10 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.11 (A) "Participant" means each Employee who, on the business day immediately preceding his retirement (or death, in the case of a benefit under the provisions of Paragraph 3.07):

               (1) was an officer of the Company elected by its Board or appointed by the chief executive officer of the Company;

               (2) was designated on the personnel records of the Company as an executive Employee of the Company; or

               (3) who was an officer of such wholly-owned subsidiaries of the Company which have been designated by resolution of the Board to participate in the Plan; and

               (4) has been employed in one or another of case (1), (2) and (3), above, for at least sixty (60) of the one hundred twenty (120) months immediately preceding such date.

          (B) "Participant" also means any officer of the Company meeting the aforesaid requirements of the above subparagraph (A)(1) on the date of a Change in Control of the Company, regardless of the length of time served as an officer prior to such date.

          (C) "Participant" does not mean an Employee who, on the date of his death or retirement, is permanently assigned on the applicable personnel records to a specific geographic location which has been excluded from the Plan by the Board.

          (D) Notwithstanding any provision of this Paragraph, the Board or a Committee of the Board, in its discretion, may designate an Employee as a Participant. These actions shall be set forth on Exhibit "A" to this Plan, which shall be revised appropriately from time to time.

1.12 "Plan" means the retirement plan set forth herein, and as it may be amended hereafter, which shall be known as the "ROHR SUPPLEMENTAL RETIREMENT PLAN (Restated 1997)."

1.13 "Pretax Savings Plan" means the Pretax Savings Plan for the Salaried Employees of Rohr, Inc. (Amended and Restated 1994), as it may be amended from time to time.

1.14 "Rohr Management Incentive Plan" means the Rohr, Inc., Management Incentive Plan (Restated 1982), as it may be amended from time to time.

1.15 "Salaried Retirement Plan" shall mean the Salaried Retirement Plan of Rohr, Inc. (Restated January 1, 1994), as it may be amended from time to time.

1.16 "Severance Compensation Agreement" means any agreement between a Participant and the Company under which the Participant receives compensation in connection with a Change in Control.

1.17 "Social Security Benefit" shall mean the Social Security Benefit defined by the Salaried Retirement Plan.

1.18 "Spouse" means the person of the opposite sex to whom the Participant is legally married.

1.19      "Transition Date" shall mean July 1, 1996.

1.20 "Years of Credited Service" shall mean the number of years and fractional years of Benefit Service, as that term is defined and calculated under the provisions of the Salaried Retirement Plan, and for the purposes of determining the Years of Credited Service under the Plan, disregarding the provisions of 1.4 (d) of the Salaried Retirement Plan which limit the number of years of Benefit Service under that plan.

                                   ARTICLE II

                           ELIGIBILITY AND RETIREMENT
                           --------------------------

2.01      General.   No Participant shall have a right to any benefit under this
          -------
Plan if his employment with the Company is terminated for any reason other than
(A) retirement, whether at his Early Retirement Date, his Normal Retirement Date, or at a date after his Normal Retirement Date, (B) disability retirement as hereinafter provided, (C) death, provided that no benefit shall be payable upon death (whether such death occurs during employment or after retirement) except as specifically provided at Paragraph 3.07 or (D) a Change Termination (defined at paragraph 2.06) resulting in a deferred vested retirement benefit.

          Notwithstanding the foregoing, any Participant who has reached his Normal Retirement Date, his Early Retirement Date or is eligible for a disability retirement, will not be precluded from receiving benefits under the Plan, upon application and compliance with the other provisions of the Plan, by virtue of the fact that his employment is terminated by the Company for other reasons.

2.02      Normal Retirement.  A Participant's Normal Retirement Date shall be on
          -----------------
the first day of the calendar month coinciding with or next following the month in which the sixty-fifth (65th) anniversary of the Participant's birth date occurs.

2.03      Early Retirement.  A Participant may elect to retire at an Early
          ----------------
Retirement Date which is the first day of any month following the fifty-fifth
(55th) anniversary of the Participant's birth date and completion of ten (10) or more Years of Vesting Service (as defined in the Salaried Retirement Plan) earned while an Employee.

2.04      Late Retirement.  At his option, a Participant may continue his
          ---------------
employment beyond his Normal Retirement Date and his rights under the Plan shall not be affected, increased or diminished by such decision.

2.05      Disability Retirement.  A Participant whose employment is terminated
          ---------------------
prior to his sixty-fifth (65th) birthday as a result of total and permanent disability will be eligible for a disability retirement benefit in accordance with the provisions of Article III. A Participant shall be deemed to be totally and permanently disabled when, on the basis of medical evidence satisfactory to the Committee, the Committee finds that he is wholly or permanently prevented from engaging in any occupation or employment for wage or profit as the result of bodily injury or disease, either occupational or non-occupational in cause, except such employment as is found by the Committee to be so irregular as to time and nature that it should be expected or is found by the Committee to be for purposes of rehabilitation. A Participant shall not be deemed disabled if, on the basis of proof satisfactory to the Committee, the Committee finds that his incapacity arises out of chronic alcoholism, addiction to narcotics, an injury self-inflicted or incurred while he was engaged in a felonious enterprise, or resulted therefrom, or resulted from service in the armed forces of any country.

2.06      Deferred Vested Retirement Benefit.
          -----------------------------------

          (A) In the event that, following a Change in Control, the employment of a Participant who is then an elected or appointed officer of the Company is terminated or is deemed terminated (as, for example of a deemed termination, a constructive termination of employment) under the provisions of any Severance Compensation Agreement, such termination or deemed termination being known as a "Change Termination," then such Participant shall be eligible for a deferred vested retirement benefit on

               (1) the first day of the month following his 65th birthday or

               (2)  on the first day of any month following his 55th birthday,

               in either case,  in the amount set forth at Paragraph 3.04.

               A Change Termination shall not include a Voluntary Termination or a Termination for Cause, nor shall a deferred vested retirement benefit under this Paragraph be due if, in connection with said Change in Control, said officer will have obtained, except proportionately as a shareholder, a participatory interest in the ownership of the surviving corporation (in the case of a merger or consolidation), in the ownership of the entity beneficially-owing the requisite percentage of Company stock (in the case of any entity owning 20% of the Company), in the receipt of assets or earning power of the Company and its subsidiaries taken as a whole (in the case of a transfer of 50% or more of said assets or earning power), or in the loans, advances, guarantees, pledges, other financial assistance, tax credits or other tax advantages (in the case of an Acquiring Person receiving the benefits of such a loan, advance, guarantee, etc.).

          Whether a termination of employment was a Voluntary Termination shall be based on a review of the facts, the language of the Plan and any applicable law. The filing, itself, of an application for retirement following a Change of Control shall not be deemed (either in determining rights under this Plan or in connection with the determination of any other right of an employee of the Company) to constitute or to be determinative that the termination of employment was a Voluntary Termination, as a Participant is entitled to apply for benefits under this Plan whether, in fact, his or her termination was voluntary or not voluntary.

          (B) For these purposes, the following definitions apply:

              (1) "Voluntary Termination" is the voluntary termination of employment by the Participant not constituting a Constructive Termination.

              (2) "Constructive Termination" means any of the following events unless it occurs with the Participant's express prior written consent or in connection with a Termination for Cause.

                  (a) Any significant change in the Participant's position, duties, titles, offices, responsibilities and status with the Company as such existed immediately prior to a Change in Control or the assignment to the Participant by the Company of any duties inconsistent therewith, or in derogation thereof;

                  (b) a reduction within twenty-four (24) months after the occurrence of a Change in Control in the Participant's base salary as in effect on the date of the Change in Control, or the Company's failure to increase the Participant's base salary after a Change in Control at a rate which is substantially similar to the average increase in base salary effected during the preceding twelve (12) months for those executives of the Company who are in the same compensation category as the Participant;

                  (c) any failure by the Company to continue in effect any benefit plan or arrangement or any material fringe benefit in which the Participant was participating immediately prior to a Change in Control (or failure to substitute and continue other plans providing the Participant with substantially similar benefits), or any action by the Company that would adversely affect the Participant's participation in or materially reduce the Participant's benefits under any such benefit plan or arrangement or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of the Change in Control;

                  (d) any failure by the Company to continue in effect any incentive plan or arrangement, such as but not limited to the Rohr Management Incentive Plan, in which the Participant is participating at the time of a Change in Control or to substitute and continue other plans or arrangements providing the Participant with substantially similar benefits, or the taking of any action by the Company that would adversely affect the Participant's participation in any such incentive plan or reduce the Participant's benefits under any such incentive plan in an amount which is not substantially similar, on a percentage basis, to the average percentage reduction of benefits under any such incentive plan effected during the preceding twelve (12) months for all officers of the Company participating in any such incentive plan;

                  (e) the Participant's relocation to any place other than the location at which the Participant performed the Participant's duties prior to a Change in Control; or

                  (f) any material breach by the Company of any provision of this Plan.

              (3) "Termination for Cause" means termination of the Participant's employment by the Company solely by reason of one or more of:

                  (a) an act by the Participant constituting a felony, and resulting in a conviction, and resulting or intended to result directly or indirectly in substantial gain or personal enrichment at the expense of the Company or any of its affiliated corporations, or

                  (b) the Participant's willful and deliberate engagement in an act of gross misconduct that results in demonstrably material and irreparable injury to the Company or any of its affiliated corporations, and which was demonstrably (i) done in bad faith and (ii) without a reasonable belief that such act was in the best interests of the Company, or

                  (c) the Participant's willful, deliberate and continued failure substantially to perform the Participant's duties to the Company, which is demonstrably committed (i) in bad faith and (ii) without a reasonable belief that any such breach of duties is in the best interests of the Company, and which is not remedied within three months after the written demand notice referred to below.

In the event a Termination for Cause is believed to be justified, then, in order to effectuate the applicable provisions of the Plan relative to a Termination for Cause, a written notice thereof shall be delivered to the Participant by the Company's chief executive officer (or by the Company's Board of Directors if the Participant is the chief executive officer) which specifically and in detail identifies and explains the manner in which it is believed that the Participant has performed an act which justifies a Termination for Cause.


2.07      Purchase of Annuity Following Change in Control
          -----------------------------------------------

          (A) Notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control, the chief executive officer of the Company, after consulting with the Chairmen of the Finance Committee and of the Executive Compensation and Development Committee of the Board, shall distribute, directly from its general funds and/or indirectly from a trust (the "Rabbi Trust") which the Company has established for this purpose, to each Participant entitled to a normal, early, disability or deferred vested retirement benefit (whether or not said Participant is then receiving or is then eligible to commence receiving his benefit under the Plan) hereunder (x) a paid-up annuity contract (except as provided in Paragraph 2.07(A)(1)(d) below) from a reputable insurance company with the highest rating by both Moody's and Standard & Poor's plus (y) an amount in cash, each determined as set forth below.

              (1) Annuity Contract
                  ----------------

                  (a) The annuity contract shall provide for annual payments (which may be made on a monthly basis) equal to the Plan Benefit Annuity (as defined at subparagraph (b), hereafter) multiplied by the Tax Adjustment Factor (as defined at subparagraph (c), hereafter).

                  (b) The "Plan Benefit Annuity" shall equal the annual benefit accrued by the Participant as of the Change in Control based on the following factors and assumptions:

                      (i) the formula at Paragraph 3.04, which, among other things, references Section 3.01 (and all other Paragraphs of the Plan which refer to Paragraph 3.01) or, as applicable, the alternate special benefits for identified persons on Exhibit "A";

                      (ii) Average Monthly Compensation and Years of Credited Service as of the Change of Control but adding three further Years of Credited Service (or, if higher, the number of additional Years of Credited Service provided for in any Severance Compensation Agreement for a particular Participant), or, in the case of a retired Participant, using the Average Monthly Compensation and Years of Credited Service which were used in calculating his benefit;

                      (iii) benefit payments to commence upon the first day of the month following the earliest date the Participant could commence benefits under the Plan (as may be modified under the provisions of any Severance Compensation Agreement) or, in the case of a retired Participant, the continued benefit payments to commence upon the first day of the month following the Change of Control Date (in the case of either Participants or retired Participants, such payment commencement date being referred to as the "Benefit Commencement Date");

                      (iv) payment of the Plan Benefit Annuity in the form of a joint and survivor benefit as provided in paragraph 3.07 hereof, if the Participant is married on the Benefit Commencement Date (and also payable in the form of a joint and survivor benefit in the case of a retired Participant who has previously elected a joint and survivor benefit);

                      (v) Use of the 1983 Group Annuity Mortality Table;

                      (vi) the Participant's benefit under the Salaried Retirement Plan (which offsets the benefit under this plan as provided at Paragraph 3.01(B)(1) hereof) shall be calculated, for the purpose of determining the Plan Benefit Annuity, based upon the following assumptions:

                           (A) the Salaried Retirement Plan benefit shall be
assumed to commence on the Benefit Commencement Date (unless, under the terms of the Salaried Retirement Plan, the Participant was not then eligible to receive a benefit, in which case for the purpose of computing the Plan Benefit Annuity, the offsetting benefit under the Salaried Retirement Plan shall be assumed to commence as of the date on which the Participant would first be eligible in the future to receive a benefit under that Plan);

                           (B) the Salaried Retirement Plan benefit shall be
calculated using the actuarial assumptions under the Salaried Retirement Plan in effect on the date of the Change in Control;

                           (C) the benefit accrued under the Salaried Retirement
Plan shall be that accrued thereunder as of the Benefit Commencement Date.

                  (c) The "Tax Adjustment Factor" shall equal the quotient of A divided by B, where A equals 1 - X, and B equals 1 - X(1-Y), and X equals
F+S(1 - F). For this purpose F equals the highest marginal federal income tax rate on the Change in Control date (for 1996, F = __%) and S equals the highest marginal state income tax rate on the Change of Control date for 1996, S = __% in the State of California; and Y equals the exclusion ratio expressed as the quotient of the cost per dollar of one dollar of Plan Benefit Annuity starting at the Participant's Benefit Commencement Date divided by the Participant's life expectancy at the Benefit Commencement Date (as determined from life expectancy multiples published under the Regulations to Section 72 of the Internal Revenue Code or any successor provision thereto) or the number of years of remaining payments, whichever is applicable.

                  (d) If the premium for the Participant's annuity is less than $5,000, he shall receive the premium amount in cash, in lieu of an annuity contract, in addition to the cash amount specified in Paragraph 2.07(A)(2) below.

      (2) Cash Amount
          -----------

          The amount of cash that the Participant shall receive shall be equal to (a) the premium value for the annuity at the Change in Control date multiplied by the quotient of X divided by 1 - X, where X is as determined above, and (b) all excise taxes imposed upon the officer as a result of Section 67 of the Tax Reform Act of 1984 (and any successor provisions and any similar state tax provisions) and all federal and state taxes imposed thereupon.

          (B) To the extent of payments from the Plan Benefit Annuity, then the obligations of the Company under Paragraph 2.06 shall be discharged, pro tanto. Notwithstanding the foregoing, in the event that the benefit accrued to a Participant under the Salaried Retirement Plan is not actually paid (or is suspended or reduced), then to that extent, the obligations of the Company under Paragraph 2.06 are not discharged by payments from the Plan Benefit Annuity.



                                  ARTICLE III

                                   BENEFITS
                                   --------


3.01      Normal Retirement Benefit.  The monthly benefit of a Participant who
          -------------------------
is eligible, after the Effective Date, for a normal retirement benefit shall be equal to the amount calculated at Subparagraph (A), below, reduced by the amounts calculated at Subparagraph (B), below:

          (A) (1) For Participants who first met the criteria described in Subparagraphs (1), (2), or (3) of Subparagraph (A) of Paragraph 1.11 prior to the Transition Date, and who (unless the provisions of Subparagraph (B) of Paragraph 1.11 are applicable), on the business day immediately preceding his retirement (or death, in the case of a benefit under the provisions of paragraph 3.07), meet the requirements of subsection (4) of Subparagraph (A) of Paragraph 1.10: the Participant's Average Monthly Compensation multiplied by two percent (2%) for each of the Participant's Years of Credited Service (including any fractional part), up to a total maximum of thirty-five (35) years, reduced by 75 percent of the Social Security Benefit for which the Participant is then eligible, whether or not such Participant applies for or loses all or part of such benefit; provided, however, at the sole discretion of the Board or a Committee of the Board expressed by resolution or by an act of unanimous written consent, the foregoing benefit may be increased by substituting a greater percentage than the aforesaid two percent (2%) in order to provide additional retirement income to a Participant whose normal benefit is deemed inadequate, in which case such increased benefit will be set forth on Exhibit "A" to this Plan; provided, further, that the figure reached by the multiplication of such substituted percentage by the number of Years of Credited Service (including fractional parts) of such Participant shall not exceed sixty percent (60%) of such Participant's Average Monthly Compensation.

          (2) For Participants who first met the criteria described in Subparagraphs (1), (2) or (3) of Subparagraph (A) of Paragraph 1.11 on or after the Transition Date, and who (unless the provisions of Subparagraph (B) of Paragraph 1.11 are applicable), on the first business day immediately preceding his retirement (or death, in the case of a benefit under the provisions of paragraph 3.07), meet the requirements of subsection (4) of Subparagraph (A) of
Paragraph 1.11:   the Participant's Average Monthly Compensation multiplied by one and sixty-seven hundredths percent (1.67%) for each of the Participant's Years of Credited Service (including any fractional part) up to a total maximum of thirty-five (35) years, reduced by ____ percent of the Social Security Benefit for which the Participant is then eligible, whether or not such Participant applies for or loses all or part of such benefit; provided, however, at the sole discretion of the Board or a Committee of the Board expressed by resolution or by an act of unanimous written consent, the foregoing benefit may be increased by substituting a greater percentage than the aforesaid one and sixty-seven hundredths percent (1.67%) in order to provide additional retirement income to a Participant whose normal benefit is deemed inadequate, in which case such increased benefit will be set forth on Exhibit "A" to this Plan; provided, further, that the figure reached by the multiplication of such substituted percentage by the number of Years of Credited Service (including fractional parts) of such Participant (a) shall not exceed sixty percent (60%) of such Participant's Average Monthly Compensation and (b) shall be offset by any pension benefit accrued by such Participant in a prior employer's plan.

          (B) The sum of:

              (1) The monthly benefit under the Salaried Retirement Plan, if any, (a) which Participant is then receiving; or (b) if he has not yet applied for such benefit, the amount which the Participant is then eligible to receive.

                  For the purposes of calculating this benefit, a Participant who first met the criteria described in Subparagraphs (1), (2) or (3) of Subparagraph (A) of Paragraph 1.11 on or after the Transition Date, and who is married, will be deemed to have selected a 50% Qualified and Joint Survivor Annuity under Section 5.3 of the Salaried Retirement Plan, regardless of the actual selection made by the Participant; provided that if such Participant has elected to reject a benefit for his Spouse in the fashion provided at Section 5.3, then such election will be given effect in the calculation of this benefit.

                 The aforesaid reduction on account of the benefit under the Salaried Retirement Plan shall be determined for these purposes as of the date such benefit is first payable and shall not be redetermined thereafter unless
(x) the maximum benefit received under the Salaried Retirement Plan shall be reduced after payments commence due to governmental requirements, or (y) such benefits are refused, reduced or suspended in whole or part for any reason, whatsoever, in either of which cases such a redetermination shall be made for the purposes of this Plan, using such reduced Salaried Retirement Plan benefit (or using no offset for the Salaried Retirement Plan benefit if such benefit has been suspended or eliminated in toto) for so long as such circumstances continue.

                 In the event a Participant entitled to receive a benefit under the Salaried Retirement Plan has elected to take advantage of the Social Security leveling election provided for at paragraph 5.6 of the Salaried Retirement Plan, the reduction provided for in this subparagraph 3.02(B)(1) shall be calculated as if such Social Security leveling election had not occurred.

               plus:
               -----

               (2) The monthly benefit, if any, payable to the Participant under any long term disability insurance program maintained by the Company. Any such benefit for which the Participant was eligible but failed or refused to enroll shall nonetheless be deducted hereunder.

               plus:
               -----


               (3) An amount which is equal to the monthly life annuity which is the Actuarial Equivalent of the Predecessor Plan Account of such Participant under the Salaried Retirement Plan, if any, but only if the Participant elects to take his Predecessor Plan Account in a lump sum payment and his monthly benefit under such Salaried Retirement Plan is accordingly reduced. (For these purposes, "Actuarial Equivalent" means the determination of a form of benefit having the same value as the form of benefit which it replaces. Such determination shall be based on the interest rates and actuarial tables approved and adopted from time to time by the Committee.)

               plus:
               -----

               (4) An amount under the Cash Balance Plan equal to the monthly life annuity, if any, which (a) the Participant is then receiving or (b) if he has not yet applied for such benefit, the amount of which the Participant is then eligible to receive, it being understood that if the Participant has elected to receive his benefit as a lump sum, then the Actuarial Equivalent (defined in subparagraph (3) above) in the form of a monthly life annuity of that sum shall be the amount deducted under this provision.

3.02      Early Retirement Benefit.  The benefit for early retirement after the
          ------------------------
Effective Date shall be a benefit equal to the benefit computed in Paragraph 3.01, payable on and after the Participant's Early Retirement Date, except that
(A) the sum calculated at Subparagraph 3.01 (A) (1) or (2), before the reduction for the Participant's Social Security Benefit, shall first be reduced by three-tenths of one percent (0.3%) for each month the Early Retirement Date precedes the Normal Retirement Date; provided, however, that such reduction shall not apply to Participants who have accrued thirty (30) or more years of Vesting Service (as defined in the Salaried Retirement Plan) as an Employee as of their Early Retirement Date; and (B) the Social Security Benefit offset for Paragraph
3.01 (A) (1) or (2) shall be determined from the "Maximum Offset Percentage" table (as may be amended from time to time) shown on the Salaried Retirement Plan at Section 4.4.

3.03      Disability Retirement Benefit.  The monthly benefit of a Participant
          -----------------------------
who is eligible for a disability retirement benefit shall be equal to the benefit described at Paragraph 3.01, above, but using the number of Years of Credited Service as of the date of his disability retirement (without consideration of the Social Security Benefit offset) provided, however, that such disability benefit under this Plan shall be reduced as of such future date as the Participant commences receiving a benefit under the Salaried Retirement Plan.

3.04      Deferred Vested Retirement Benefits.
          -----------------------------------


          (A) Once a Participant is entitled to a deferred vested retirement benefit, the amount of such benefit shall not necessarily be limited to the Years of Credited Service or Average Monthly Compensation in existence on the date of a Change of Control. Accordingly, the monthly normal retirement benefit of a Participant eligible for a deferred vested retirement benefit, as provided in Paragraph 2.06, shall be equal to the benefit described at Paragraph 3.01, above, except:

               (1) using (a) the number of Years of Credited Service accrued as of the date of his termination or deemed termination plus (b) an additional three years of Credited Service which will be credited for all purposes to a Participant entitled to a deferred vested retirement benefit forthwith upon a Change in Control (unless a Severance Compensation Agreement entered into between the Participant and the Company shall provide for a higher number of Years of Credited Service, which provisions of said Severance Compensation Agreement will govern and prevail over the provisions of (a) and
(b) above); and

               (2) for purposes of determining his Average Monthly Compensation:
(a) substituting the words "Participant's termination of employment (or deemed termination)" in place of the words "Participant's retirement" in the definition of Average Monthly Compensation at Article I; and (b) using, if higher, the ten consecutive calendar years preceding his said termination (or deemed termination); and

               (3) for the purposes of calculating the offsetting benefit under the Salaried Retirement Plan, conclusively assuming, in the case of a married Participant who has not elected to reject a benefit for his Spouse in the fashion provided at Section 5.3 of the Salaried Retirement Plan, that such Participant selected either (a) a 100 percent Joint and Survivor Annuity under
Section 5.4 (a) of the Salaried Retirement Plan, if the Participant first met the criteria described in Subparagraph (1), (2) or (3) of Paragraph 1.11 before the Transition Date or (b) a 50 percent Qualified Joint and Survivor Annuity under Section 5.3 of the Salaried Retirement Plan, if such Participant met the aforesaid criteria on or after the Transition Date, it being the intent in the case of either (a) or (b), to disregard for the purposes of this Subparagraph the actual selection by the Participant.

          (B) A Participant may elect to receive his deferred vested retirement benefit as an early retirement benefit, in which case the amount of the benefit calculated at Subparagraph (A), above, shall be utilized and actuarially reduced in the same manner as set forth in Paragraph 3.02.

          (C) In the event a Participant entitled to a deferred vested retirement benefit remains an Employee for three years next following a Change in Control (or such longer period as provided in a Severance Compensation Agreement between the Participant and the Company), then for such three years (or longer period), he shall not receive any additional Years of Credited Service.

3.05      Time of Payments
          ----------------

          (A) The first monthly payment of a benefit hereunder (other than in the case of a deferred vested retirement benefit or a disability retirement benefit hereunder, if any) shall be due on the first day of the calendar month following the Participant's Normal Retirement Date or Early Retirement Date, as applicable, but conditioned upon the filing of a written application under this Plan for benefits hereunder.

          (B) The first monthly payment of a disability retirement benefit shall be due, upon the filing of a written application therefore, on the first day of the calendar month following the determination of disability under the Plan.

          (C) The first monthly payment of the deferred vested retirement benefit provided for at Paragraph 3.04 shall be due on the first day of the calendar month following the Participant's eligibility therefor under the provisions of paragraphs 2.06 and upon the filing of a written application therefor.

          (D) Subject to the provisions of Paragraphs 3.06 and without intending to affect the rights of a Spouse's benefit under 3.07, payments of benefits under the Plan shall continue on the first day of each calendar month thereafter during the Participant's lifetime, with the last monthly payment being the one payable on the month following the death of the Participant. In the case of a surviving Spouse, the last payment shall be the one payable on the month following the death of said Spouse.

3.06      Conditions of Benefits.
          ------------------------

          (A) After a Participant's retirement, payments to the Participant shall be subject to the Participant's compliance with the following requirements:

              (1) The Participant shall not directly or indirectly become or serve as an owner, member of a partnership, participant, or an officer or employee of any individual partnership or corporation conducting a business which competes significantly with the

Company in the judgment of the Board (which is delivered in writing to the Participant), unless the Participant shall have obtained the prior written consent of said Board.

              (2) The Participant shall consult with and shall act in an advisory capacity on policy matters with respect to important decisions relating to the business of the Company as may from time to time be requested, at such reasonable and convenient times and places as may be mutually agreed upon, but in no event shall the Participant be required to devote in excess of ten (10) days in any one (1) calendar year to such consulting and advisory duties. This requirement shall not apply to Participants who are totally disabled.

          (B) In the event that the Participant breaches any or all of the conditions above set forth, no further benefits under this Plan shall be paid from and after the date of any such breach until such condition shall have been cured to the satisfaction of the Committee.

3.07      Survivors' Benefits
          -------------------

          (A)  After Benefits Have Commenced.
               -----------------------------

               The benefit under this Plan, whether a Normal, Early, disability, or deferred vested retirement benefit, is payable as a single life annuity for the life of the Participant, but in addition, and not as an actuarial reduction of such life annuity under this Plan, following the death of a Participant for whom Benefits have commenced, his surviving Spouse shall receive monthly payments during the lifetime of such Spouse equal to 50 percent of the Participant's monthly benefit from this Plan.

          (B)  Death prior to retirement.
               ----------------------------

               Following the death of a Participant who has remained employed beyond the date he is first eligible for a Normal, Early or deferred vested retirement benefit, or who received disability retirement status in accordance with Paragraph 2.05 of this Plan, and who is not receiving benefits under this Plan, then his surviving Spouse shall receive monthly payments during the lifetime of such Spouse equal to 50 percent of the Participant's monthly Benefit from this Plan, calculated as if such Participant had retired on the date of his death and further calculated, as aforesaid, without an actuarial reduction of such Participant's monthly Benefit due to the existence of this Spouse survivor benefit.

3.08      No Alienation or Assignment of Benefits.
          ---------------------------------------

          To the extent permitted by law, none of the benefits payable hereunder shall be subject to the claims of any creditor of any Participant, nor shall the same be subject to attachment, garnishment or other legal or equitable process by any creditor of the Participant, nor shall any Participant have any right to alienate, anticipate, withdraw, commute, pledge, surrender, assign or otherwise encumber any of such benefits. In case any person shall attempt to alienate, anticipate, withdraw, commute, pledge, surrender, assign or otherwise encumber any payment to which he is or may be entitled under the Plan, the Committee, in its discretion, may terminate the interest of such person in any such payment, and hold or apply the same or any part thereof to or for the benefit of the Participant, the Participant's Spouse, children or other dependents, or any of them, in such manner and in such proportions as the Committee may consider proper.

3.09      Payment for the Benefit of a Participant.
          ----------------------------------------

          If the Committee shall determine that any Participant to whom benefits are payable is unable to care for his affairs because of illness, accident or other incapacity, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the Spouse, parent, brother or sister or any other person that the Committee may determine. Any such payment shall be a payment for the account of such individual and shall, to the extent thereof, be a complete discharge of any liability under this Plan.

3.10      Benefits Under Former Plan Provisions.
          -------------------------------------

          The benefit payable to any Participant who retired with a benefit commencing prior to the Effective Date, shall be the benefit payable pursuant to the provisions of the Plan as in effect on such Participant's date of retirement.

3.11      Retirement Benefits Upon Reemployment.
          -------------------------------------

          If any retired Participant is rehired by the Company, payment of his Benefit shall continue during the period of such reemployment. However, no retired Participant shall earn any further Years of Credited Service under this Plan for the period of such reemployment.


3.12      Lump Sum Payments.
          -----------------

          (A) A Participant (or, if the Participant has died, the Participant's Spouse) may elect to receive a benefit in the form of a single lump sum payment, if the Present Value of the benefit (or the unpaid, remaining portion of the benefit, in the case of a benefit whose payment has already commenced) equals $5,000 or less.

          (B) Such payment shall be payable on the date on which the Participant would otherwise commence benefits under the applicable provision of the Plan; provided that if the electing Participant (or Spouse of a deceased Participant) has commenced receipt of a benefit under any provision of this Plan, the lump sum payment shall be paid as soon as reasonably possible following the election.

          (C) The election under Subparagraph (A) may be made at any time, must be in writing and must be consented to by the Participant's Spouse, if any.

          (D) For purposes of this Paragraph, the "Present Value" of the Participant's benefit shall mean the value of such benefit, as of (1) the day prior to the benefit commencement date, in the case of Participants or Spouses who have not yet commenced receiving a benefit, or (2) in the case of Participants or Spouses whose benefit has already commenced and who are requesting a lump sum payment of their remaining benefit, then upon the actual payment date of the lump sum, in either case determined based on: (a) the 1984 Unisex Pension Mortality Table with a three-year setback for Beneficiaries, and
(b) the interest rate used by the Pension Benefit Guaranty Corporation to value immediate annuities for plans terminated as of the first day of November last preceding such date.

3.13      Benefits After Distribution for Change in Control.  In the event a
          -------------------------------------------------
Plan Benefit Annuity is distributed to a Participant under Paragraph 2.07 hereof, but (A) this Plan continues in effect after the Change in Control and
(B) the Participant does not retire, but instead, continues to be an Employee of the Company, then upon the Participant's ultimate retirement, his monthly benefit (and, as applicable, his Spouse's survivor benefit) calculated under the terms of the Plan shall be reduced by the actuarial equivalent, expressed in terms of monthly benefits, of the Plan Benefit Annuity plus the cash paid under Paragraph 2.07 hereof, using the actuarial factors utilized in calculating the Plan Benefit Annuity.


                                   ARTICLE IV

                                   COMMITTEE
                                   ---------

4.01      Appointment of Committee.
          ------------------------

          The Plan shall be administered by a Committee of at least three persons who shall be appointed and may be removed by the Board or a Committee of the Board. All members of the Committee shall hold office at the pleasure of the Board or such Committee of the Board, and any member may resign by giving written notice to (a) the Board, (b) such Committee of the Board, or (c) the Committee and the chief executive officer of the Company. Vacancies may be filled by the chief executive officer of the Company until the next meeting of its Board or Board Committee.

4.02      Meetings of Committee.
          ---------------------

          (A) The Committee shall hold meetings upon such notice, at such place, or places, and at such time or times as it may from time to time determine. Notice shall not be required if waived in writing. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by at least two-thirds (2/3rds) of the members of the Committee. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to decide any of his rights or benefits under the Plan.

          (B) The Committee shall appoint one of its members to act as its Chairman and may appoint a Secretary who need not be a member of the Committee.

4.03      Powers.
          ------

          (A) The Committee shall have all powers necessary to administer the Plan in accordance with its terms and provisions. The Committee shall authorize disbursements of benefits under the Plan and may provide rules and regulations for administration of the Plan consistent with its terms and provisions. Any construction, interpretation or application of the Plan by the Committee shall be final, conclusive and binding on all persons.

          (B) The Committee may appoint agents and may employ attorneys, accountants, actuaries, trustees, consultants, and other experts and advisors, as necessary, any of whom may be employed or retained by the Company.

          (C) The Company shall pay all expenses authorized and incurred by the Committee in the administration of the Plan. The members of the Committee shall serve without compensation for services.

4.04      Indemnification.
          ---------------

          (A) Except as prohibited by law, the Company shall indemnify any Committee member, or such other persons as the Committee may specify, who was or is a party or is threatened to be a party to any threatened, pending, or contemplated action, suit or proceeding, where such claim, action, suit or proceedingalleges an act or omission in connection with the administration, management, or other activity under or in connection with the Plan.

          (B)  Right of Indemnification.  The aforesaid right of
               ------------------------
indemnification shall be contingent upon the following:

               (1) Where a person designated in Subparagraph (A), above, is found not liable in an adjudication on the merits, the Company shall indemnity such person for all expenses of litigation including attorneys' fees.

               (2) Where a claim or suit is terminated by reason of a settlement, the Company shall indemnify such person against all expenses in connection therewith, including cost of settlement and attorneys' fees, where, in the judgment of the Company or of any counsel the Company may request make such a determination, said person would not be liable as a result of an act of willful misconduct or intentional fraud or an act intended to attain a personal benefit or advantage materially adverse to the Plan or its Participants, in an adjudication on the merits.

               (3) Where such person is determined to be liable in an adjudication on the merits, and either (a) such adjudication includes a finding that such person participated in an act of willful misconduct or intentional fraud or act for the purpose of attaining a personal benefit or advantage materially adverse to the interest of the Plan or its participants, or (b) if the adjudication does not expressly so provide, in the judgment of the Company, or any counsel of whom the Company may request make such a determination, such person's action constituted any of the conduct described in Subparagraph (a), hereof, there shall be no right of indemnification.

               (4) When authorized by the Company, expenses incurred in litigation may be paid in advance of the final disposition of such action or suit upon receipt of an undertaking by such person to repay any amounts so advanced unless the conditions specified in (1) or (2) are met.

               (5) In all cases where indemnification is sought under these provisions, upon the assertion or institution of any such claim, action, suit or proceeding, the party requesting indemnification shall in writing give the Committee an opportunity at its own expense, to handle and defend such claim, suit, action or proceeding on his behalf.

          (C)    Liability Insurance.
                 -------------------

                 The Company, at its own expense, shall purchase adequate liability insurance covering the Committee, and such other persons as the Company deems appropriate, for acts or omissions of such persons in administration of the Plan.

4.05      Allocation and Delegation of Duties; Authorization to Sign Documents.
          --------------------------------------------------------------------

          (A) By action of the Committee, fully reflected in the minutes of the Committee, the Committee may allocate its responsibilities among its members and may designate other persons to carry out its responsibilities under the Plan. Without limiting the foregoing, the Committee, and any person delegated under the provisions hereof to carry out any responsibilities under the Plan, shall be entitled to rely upon certificates, reports, and opinions made or given by any actuary, accountant, legal counsel or other expert or advisor selected or approved by the Committee; and the members of the Committee and any delegate thereof shall not be liable, except to the extent provided by law, for any action taken, suffered or omitted by them in good faith or for any such action in reliance upon any such actuary, accountant, legal counsel or other expert or advisor.

          (B) The Committee shall designate the person or persons who shall be authorized to sign documents and make payments for the Committee; provided, however, that any member of the Committee shall be authorized on behalf of the Committee, the same as if the Committee had unanimously acted, to execute documents in connection with benefit payment authorizations made upon the request of persons entitled thereto or their legal representative, and to take or to authorize such actions as are necessary or desirable to effectuate such authorizations.

4.06      Claims Procedure
          ----------------

          The provisions of this 4.06 are not applicable for claims for or concerning a deferred vested retirement benefit, defined at Section 2.06, or a Plan Benefit Annuity.

          (A)  Claims for Benefit.  Claims for benefit under the Plan shall be
               ------------------
made in writing to any member of the Committee, who individually may act upon such claim.

          (B)  Notice of Denial of Claim.
               -------------------------

               If such claim for benefits is wholly or partially denied, the Committee member to whom the claim has been submitted shall, within a reasonable period of time, but no later than 90 days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial (1) shall be in writing, and given in accordance with the provisions for notices elsewhere herein, (2) shall be written in a manner calculated to be understood by the claimant, and (3) shall contain (a) the specific reason or reasons for denial of the claim, (b) a specific reference to the pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation why such material or information is necessary, and (d) an explanation of the Plan's claim review procedure.

          (C)  Request for Review of Denial of Claim.  Within 120 days of the
               -------------------------------------
receipt by a claimant of a written notice of denial of a claim, or such later time as shall be deemed reasonable, taking into account the nature of the benefit subject to the claim and any other attendant circumstances or, if the claim has not been acted upon within 90 days after receipt of the claim by the Committee, the claimant may file a written request that the full Committee conduct a full and fair review of the denial of (or inaction on) the claimant's claim for benefits, including the holding of a hearing, if deemed necessary by the full Committee. In connection with the claimant's appeal of the denial of (or inaction on) his claim, the claimant may review pertinent documents and may submit issues and comments in writing.

          (D)  Decision on Review of Denial of Claim.  The full Committee shall
               -------------------------------------
deliver to the claimant a written decision on the claim promptly, but not later than 60 days after the receipt of the claimant's request for review, except that if there are special circumstances (such as the need to hold a hearing) which require an extension of time for processing, the aforesaid 60 day period shall be extended to 120 days. Such decision shall (1) be in writing, and given in accordance with the provisions for notices elsewhere herein, (2) be written in a manner calculated to be understood by the claimant, (3) include specific reasons for the decision, and

(4) contain specific references to the pertinent Plan provisions upon which the decision is based.

          (E)  Finality of Decision
               --------------------

               All decisions made by the above procedure shall be final and there shall be no right of appeal.


                                   ARTICLE V

                       COST OF PLAN; PAYMENT OF BENEFITS
                       ---------------------------------


5.01

          (A) As this Plan is not a funded Plan, all benefits payable under this Plan shall be paid directly by the Company to the Participants. Notwithstanding the foregoing, 30 percent of all accrued liabilities under the Plan as of the end of fiscal year ending July 31, 1989, shall be funded forthwith through the Rabbi Trust with the balance of such liabilities, including those accruing in the five fiscal years thereafter, to be funded ratably over said next five fiscal years commencing with fiscal year 1990. In the event of and upon a Change in Control, however, all amounts necessary to provide the annuities (as well as cash payments) described in Section 2.07 hereof shall be immediately due and payable to the Participants entitled thereto, it being intended that the Company purchase the said annuities with a combination of the sums in the Trust and also its general funds, but if for any reason whatsoever, the sums in the trust are not made available, forthwith on demand, then the Company will purchase the said annuities (and make the said cash payments) entirely from its general funds.

          (B) In the event of and upon a Change in Control, however, all amounts necessary to provide the Plan Benefit Annuities (as well as cash payments) described in Paragraph 2.07 hereof shall be immediately due and payable to the Participants entitled thereto, it being intended that the Company purchase the Plan Benefit Annuities with a combination of the sums in the Rabbi Trust and also its general funds, but if for any reason whatsoever, the sums in the Rabbi Trust are not made available, forthwith on demand, then the Company will purchase the Plan Benefit Annuities (and make the said cash payments) entirely from its general funds.



                                   ARTICLE VI

               AMENDMENT, DISCONTINUANCE AND TERMINATION OF PLAN
               -------------------------------------------------

6.01

          (A) All benefits to be paid to Participants and/or their Spouses or other beneficiaries pursuant to this Plan are unfunded obligations of the Company. Except as specifically provided for in the Plan, the Company is not required to segregate any monies from its general funds or to create any trusts, or to make any special deposits with regards to these obligations. The Company hopes and expects to continue the Plan and the payment of benefits hereunder indefinitely, but (except for (I) Participants who have retired hereunder, (ii) Participants who continued to work past the first date when they are eligible for a Benefit under this Plan and (iii) Participants who may become entitled to a deferred vested retirement benefit, and in each case, the Spouses of such Participants) such continuance is not assumed as a contractual obligation. The Company expressly reserves the right, at any time and from time to time, to modify or amend, in whole or part, any or all of the provisions of the Plan, or to terminate or otherwise discontinue the Plan at any time without the consent of any other party, without liability except as set forth above, acting by a resolution adopted by action of (x) the Board, or (y) a Committee of the Board (the "Board Committee"), to the extent such Board Committee has been delegated such authority, or (z) the Committee, to the extent that such Committee has been delegated such authority as to specific amendments or issues, by a resolution adopted by the Board or by the Board Committee. In any of such cases, such amendment shall be set forth in an instrument in writing executed in the name of Rohr, Inc., by an officer or officers duly authorized to execute such instrument.

          Retroactive Plan amendments may not decrease the benefits of any Employee determined as of the time the amendment was adopted, the same as if, for this limited purpose, the said benefits were then fully vested.

          (B) Notwithstanding the foregoing, no amendment, modification, termination or other discontinuance of the Plan shall serve to (i) reduce the benefits of a person below those which he has been receiving as a retired Participant, (ii) in the case of a plan amendment, either (x) reduce the benefit accrual provisions at Paragraph 3.01(a) or elsewhere for Years of Credited Service earned prior to the date of such amendment or (y) after the occurrence of a Change in Control, increase the eligibility requirements at Paragraph 1.11 to be a Participant, or (iii) in the case of a Plan termination or other discontinuance, reduce those benefits which a person would have been entitled to receive if he had been eligible to retire and had retired on the date immediately prior to the effective date of such termination or other discontinuance, assuming for these purposes (conclusively and without regard to such person's actual age) that on the date of such termination or other discontinuance such person had reached a retirement date and met the requirements to be a Participant. In the case of subparagraph (iii), it is the intent hereby in such event of termination or other discontinuance to fully vest a benefit equal to that which would have been earned under the provisions of this Plan as if such person had then been fully eligible to retire, provided that (A) in the calculations of the amount of such benefit, the person's actual Years of Credited Service (or, following a Change in Control, if higher, the number of Years of Credited Service established under the Plan or in a Severance Compensation Agreement) on the said effective date of termination or other discontinuance shall be used; and (B) that payment of these vested benefits under this subparagraph (iii) shall not be made until the reaching the person's actual Normal Retirement Date or Early Retirement Date (provided that, in the case of an early retirement benefit, the actuarial reduction provided for at Paragraph 3.02 shall be applicable), or until the payment date called for in the case of a deferred vested retirement benefit after application therefor is made.



                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS
                            ------------------------


7.01      Company's Rights.  The Company's rights to discipline or discharge
          ----------------
Participants or otherwise to exercise any of the Company's rights with respect to the employment of Participants shall not be affected by reason of the existence of the Plan or any action under the Plan by the Company or the Committee. Participation in the Plan shall not give any

Employee the right to be retained in the Company's employ or, upon dismissal, to have any right or interest in the Plan, except as specifically provided in the Plan.

7.02      Notices and Applications for Benefits
          -------------------------------------

          (A) All notices, statements and other communications from the Company to an Employee, Participant or Spouse required or permitted hereunder shall be deemed to have been duly given, furnished, delivered or transmitted, as the case may be, when delivered to (or when mailed first-class mail, postage prepaid and addressed to) the Employee, Participant or Spouse at the address last appearing on the books of the Company.

          (B) All notices, instructions and other communications from an Employee, Participant or Spouse to the Company required or permitted hereunder shall be on the respective forms from time to time prescribed therefor by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified in regulations or upon the forms prescribed by the Committee, and shall be deemed to have been duly given and delivered upon receipt by the Company at such location.

          (C) Each Participant shall be responsible for furnishing the Committee with such Participant's current address and the name and the current address of the Participant's Spouse, if any. The Committee and the Company shall have no obligation or duty to locate such Participant or the Spouse. In the event a Participant or his Spouse becomes entitled to a payment under this Plan and such payment cannot then be made because the current address referred to above is incorrect, because such Participant or Spouse fails to respond to notice sent to the current address referred to above, because of conflicting claims to such payment, or for any other reason, the amount of such payment, when and if made, shall be the dollar value determined as provided in Article III on the date relevant for the determination of such payment under Article III hereof, regardless of the date such payment is actually made, and no interest thereon or other sums shall be paid in addition to such dollar value so determined.

7.03      Records Conclusive.  The records of the Company and the Committee
          ------------------
shall be conclusive in respect to all matters involved in the administration of the Plan.

7.04      Miscellaneous
          -------------

          (A) All provisions of the Plan, including definitions, shall be construed according to ERISA or, to the extent, if any, not preempted by ERISA, according to the laws of the State of California.

          (B) Words used in the masculine gender include the feminine gender. Words used in the singular or plural shall be construed as if plural or singular, respectively, where they would so apply.

          (C) Titles of articles are inserted for convenience and shall not affect the meaning or construction of the Plan.

          (D) Nothing herein contained shall in any manner modify, impair, or affect the existing or future rights of any Participant to participate in any and all Company plans of any kind for which said Participant would otherwise be eligible.

          (E) This agreement shall be binding upon any successor of the Company and any successor shall substitute for the Company under the terms hereof. The term "successor" as used herein shall include any person, firm, corporation or other business entity which at any time acquires all or substantially all of the stock, assets or business of the Company by merger, consolidation, purchase or otherwise.

          (F) In the event that the performance hereof, or of any portion hereof, shall be in contravention of any law, rule or regulation of any governmental body having or claiming to have jurisdiction, then, to the extent of any such illegality or violation, this Plan shall be inoperative without in any manner impairing its other provisions and obligations but nothing herein contained shall be construed to require any Participant to forsake or relinquish any of his rights hereunder.

7.05      Legal Expenses
          --------------

          In the event a Participant commences or is required to defend a claim or litigation in order to obtain or retain the benefits of the Plan, and thereafter through litigation or settlement he is successful in whole or in part, the Company shall reimburse the Participant for all fees and expenses (including but not limited to attorneys fees and out-of-pocket costs or other expenses such as reduced salary from any other employment due to time spent in said litigation) relating to or arising from such claim or litigation.

          After a Change in Control:

          (A) the Company will pay on demand all reasonable attorney fees which the Participant may incur in ascertaining and demanding enforcement of his rights under the Plan, whether or not litigation follows, and

          (B) upon written agreement to repay the Company if he is not entitled to reimbursement under this paragraph 7.05, the Company shall advance to the Participant all funds to commence or defend said litigation.

               A reasonable amount of funds estimated to be necessary for such reimbursement shall be set aside in a trust (the "Expenses Trust") immediately upon the occurrence of a Change in Control.



               IN WITNESS WHEREOF, the Company has caused this document to be executed by duly authorized officers on April 3, 1997.

                                      ROHR, INC.


                                      /s/ R. W. Madsen
                                      ----------------
                                      Vice President

                                                                       EXHIBIT A



General
-------

Notwithstanding any other provision of this Plan to the contrary, including but not limited to Articles I, II and III of this Plan, a special benefit as defined herein shall be paid to the persons designated below, under terms and conditions set forth in this Article. Except as provided herein, all other provisions of the Plan shall apply.



1.        Robert H. Rau
          -------------

          (A) The Company and Robert H. Rau ("Rau") have entered into an employment agreement on or about April 9, 1993, (as amended, the "Employment Agreement.") The Company has also entered into a Retirement Agreement, executed on the 7th day of May 1996 (the "Retirement Agreement") with Robert H. Rau, under which it has agreed to provide a retirement benefit and also has agreed to provide a life insurance policy with a cash surrender value build-up that will provide security for such retirement benefit. The purpose of this paragraph
8.16 is to implement the provision of the Employment Agreement, as amended, and to supplement in the fashion set forth below the Retirement Agreement.

              (i) In the event that Mr. Rau forfeits his rights under the Retirement Agreement to a benefit and to the aforementioned security for a benefit, then the provisions of Section 8.16 (b), below, apply to establish a substitute retirement benefit (the "SERP Benefit") under the Plan which supersedes and satisfies all obligations of the Company to Mr. Rau and his Spouse concerning his retirement from the Company, other than whatever rights he may have under the Pretax Savings Plan for Salaried Employees and the Cash Balance Plan.

              (ii) Alternately, in the event that Mr. Rau does not forfeit his rights under the Retirement Agreement to a benefit and to the aforesaid security for a benefit, then the provisions of Section 8.16 (c), below, apply , so as to provide an incremental increase (the "SERP Incremental Benefit") in the benefits to which Mr. Rau and his Spouse are entitled under the terms of the Retirement Agreement.

              (iii) No benefit  shall be due to Mr. Rau, however, under either
Section 8.16 (b) or (c) if Mr. Rau voluntarily terminates his employment with the Company prior to April 19, 1996. (For these purposes, a voluntary termination does not include a Constructive Termination, as defined in the Retirement Agreement.)

          (B) Complete Benefit Under the Plan.  Mr. Rau is hereby declared
              -------------------------------
eligible for the SERP Benefit as set forth below.

              (i) Age 62 retirement:  $464,400 per year, payable monthly, and
                  -----------------
reduced by the monthly amounts of all defined benefit retirement and pension benefits (whether qualified or unqualified) payable by the Company and by Parker Hannifin, such amounts calculated as payable in the form of a ten year certain and life annuity with full survivor benefits (using the same actuarial equivalent factors for such reduction as set forth in Paragraph 2.04 of the Retirement Agreement). This is in lieu of Mr. Rau's early retirement benefit under paragraph 2.03 of the Plan.

              (ii) Retirement after age 62:  $464,400 per year, payable monthly
                   -----------------------
and calculated the same as set forth at subparagraph (i), next above, plus an additional annual benefit (included in the aforesaid monthly payments) equal to $2,322 multiplied by the number of months by which his retirement occurs after his 62nd birthday. (For example, if Mr. Rau remains in the employment of the Company until he reaches age 63, then the $464,400 annual benefit will be increased by $2,322 X 12, or an additional $27,864.) This is in lieu of Mr. Rau's normal retirement benefit under paragraph 2.02 of the Plan

              (iii) Survivor's Benefit:
                    ------------------

                    (A)  After benefits have commenced:

                         Mr. Rau's Spouse shall be entitled to receive the
lifetime monthly benefit provided for at paragraph 8.16 (b) (i) or (ii), above, as applicable; provided, that such benefit shall be paid to the Spouse (or her estate) for at least ten years following Mr. Rau's death and there shall not be an actuarial reduction from the lifetime annuity set forth above on account of this ten-year-certain provision.

                    (B)  Death prior to retirement:

                         Pursuant to the terms of the Retirement Agreement, the
Company has provided for a life insurance policy upon the life of Mr. Rau, under which his Spouse will receive an amount at Mr. Rau's death, supplemented, if necessary, by certain additional sums paid by the Company so as to enable his Spouse to acquire an annuity, all as set forth in more detail in the Retirement Agreement. The aforesaid provisions shall be in lieu of a Benefit under the Plan.

              (iv) Disability Retirement Benefits and Deferred Vested Benefits:
                   -----------------------------------------------------------

                   The amounts provided for at subparagraphs 8.16 (b) (i) and
(ii), above, shall be used in the calculation of any disability retirement benefit to which Mr. Rau might become entitled under paragraph 2.05 of the Plan, and a Deferred Vested Retirement Benefit under paragraph 2.06 of the Plan. The amount at subparagraph (i) shall be used in the event of a benefit under paragraphs 2.05 or 2.06 to which Mr. Rau becomes entitled at or before age 62 and the amount at subparagraph (ii) shall be used for such benefit calculations after age 62.

          (C) Partial Benefit Under the Plan.  Mr. Rau is hereby declared
              ------------------------------
eligible for the SERP Incremental Benefit as set forth below.

              (i) Age 62 retirement:  An amount, payable in the form of a ten-
                  -----------------
year certain and life annuity with full survivor benefits, equal to the difference between the amounts described in paragraphs (aa) and (bb) below.

                  (aa) The amount described under this paragraph (aa) shall be the product of the annual retirement benefit payable under paragraph 8.16(b)(i) hereof multiplied by 0.6.

                  (bb) The amount described under this paragraph (bb) shall be the after-tax portion of each annuity payment determined as the sum of (I) and
(II) where (I) and (II) are:

                       (I) The product of "A" multiplied by "E":

                       (II) The product of "A" multiplied by (I-E) multiplied by 0.6.

                       For purposes of paragraph (bb), "A" shall equal the annual annuity payment (payable under an annuity purchased with the after-tax proceeds of the insurance and cash payments described in the Retirement Agreement) and "E" shall equal the exclusion ratio which is the quotient of the annuity factor (i.e., the cost per dollar of one dollar of annuity starting at the annuity starting date) divided by Mr. Rau's life expectancy at the annuity starting date.

                       In the event, for the tax year prior to his receiving the SERP Incremental Benefit, that Rau's combined federal and state income tax rate (assuming conclusively for these purposes that his total income for such year was limited to the payment of the applicable annual benefit provided for at
Section 2.01(b) of the Retirement Agreement) would be different than .4, then:

                       (x) such proforma combined tax rate shall be determined by Deloitte and Touche;

                       (y) such proforma combined tax rate shall be subtracted from "1"; and

                       (z) the resultant after-tax income percentage shall be used in place of the figure ".6" wherever such figure appears in this Paragraph 8.16(c)(i).

                       The SERP Incremental Benefit of this Paragraph 8.16(c)(i) is illustrated by the following example:

                       Assume that, at the time Mr. Rau starts to receive annuity payments, each installment is $464,000 per year. Assume also that the annuity factor is 11.5, meaning that the annuity costs $11.50 per dollar of annuity at the starting date and that Rau's life expectancy is 20 years. Assume finally that the annuity acquired with the after-tax insurance and cash proceeds pays an annual amount equal to $278,400. The annual supplemental payment, therefore, is:

                         ($464,000 X 0.6) - $278,400 X 11.5/20 +
                         $278,400 X 8.5/20 X 0.6 =
                         $278,400 - $231,072 =
                         $47,328, or $3,944 per month.

              (ii)  Retirement after age 62:  An amount determined in the same
                    -----------------------
manner as in subparagraph (i), next above, and payable in the form of a ten year certain and life annuity with full survivor benefits, except that in making such determination and using all of the calculations there provided, the amount described in subparagraph (c)(i)(aa), above, and to be multiplied by 0.6 as therein provided, shall be the annual retirement benefit payable under paragraph 8.16 (b) (ii), rather than the amount payable under paragraph 8.16(b)(i).

              (iii)  Survivor's Benefit:
                     ------------------

                     Whether occurring as a result of death prior to retirement or occurring after benefits have commenced:

                     Mr. Rau's Spouse shall be entitled to receive the lifetime monthly benefit provided for at paragraph 8.16 (c) (i) or (ii), above, as applicable; provided, that such benefit shall be paid to the Spouse (or her estate) for at least ten years following Mr. Rau's death and there shall not be an actuarial reduction from the lifetime annuity set forth above on account of this ten-year-certain provision.

              (iv) Disability Retirement Benefits and Deferred Vested Benefits:
                   -----------------------------------------------------------

                   The amounts provided for at subparagraphs 8.16 (c) (i) and
(ii), above, shall be used in the calculation of any disability retirement benefit to which Mr. Rau might become entitled under paragraph 2.05 of the Plan, and a Deferred Vested Retirement Benefit under paragraph 2.06 of the Plan. The amount at subparagraph (i) shall be used in the event of a benefit under paragraphs 2.05 or 2.06 to which Mr. Rau becomes entitled at or before age 62 and the amount at subparagraph (ii) shall be used for such benefit calculations after age 62.

          (d) All other provisions of the Plan not inconsistent with this paragraph 8.16 shall remain applicable.

2.     David Ramsay
       ------------

          (a) The normal retirement benefit for which Mr. Ramsay is entitled under the Plan shall be established as provided at Paragraph 3.01 of the Plan; provided, however, that Mr. Ramsay will be credited with two Years of Credited Service for each year, up to a maximum of eleven years, that he remains an Employee, with one year of Credited Service for each year he remains as an Employee thereafter.

          (b) In the event of a Change in Control, Mr. Ramsay will be credited for an additional number of Years of Credited Service, over and above what he has accrued under the provisions of Section 8.14(a), which is equal to eleven years minus the number of years he has been an Employee of the Company; provided that, if he remains an Employee after the Change of Control, he will be entitled to accrue additional Years of Service only at the rate of one year for each year he remains an employee; and further provided that, if Mr. Ramsay has become entitled to any additional Years of Credited Service under a Severance Compensation Agreement, such provisions shall be given full effect (including any provision in the Severance Compensation Agreement suspending the accrual of additional Years of Credited Service following the Change of Control if Mr. Ramsay remains an Employee).

          (c) All other Benefits provided in the Plan, including Early Retirement, Disability Retirement and Survivor Benefits, shall be as set forth in the Plan, also based upon the above-described normal retirement benefit.

3.     Laurence Chapman
       ----------------

       (a) The normal retirement benefit for which Mr. Chapman is entitled under the Plan shall be established as provided at Paragraph 3.01 of the Plan; provided, however, that Mr. Chapman will be credited with two Years of Credited Service for each year, up to a maximum of thirteen years, that he remains an Employee, with one year of Credited Service for each year he remains as an Employee thereafter.

       (b) In the event of a Change in Control, Mr. Chapman will be credited for an additional number of Years of Credited Service, over and above what he has accrued under the provisions of Section 8.15(a), which is equal to thirteen years minus the number of years he has been an Employee of the Company; provided that, if he remains an Employee after the Change of Control, he will be entitled to accrue additional Years of Service only at the rate of one year for each year he remains an employee; and further provided that, if Mr. Chapman has become entitled to any additional years of Credited Service under a Severance Compensation Agreement, such provisions shall be given full effect (including any provision in the Severance Compensation agreement suspending the accrual of additional Years of Credited Service following the Change of Control if Mr. Chapman remains an Employee).

       (c) All other benefits provided in the Plan, including Early Retirement, Disability Retirement and Survivor Benefits, shall be as set forth in the Plan, also based upon the above-described normal retirement benefit.

4.     Emmet Wolfe
       -----------

       Notwithstanding the provisions of Paragraph 1.11, Emmet Wolfe is declared to remain eligible as a Participant in the Plan until his retirement; provided that his Years of Credited Service, his Compensation and his Average Monthly Compensation shall be determined as of July 31, 1998; and further provided that the determination of his Compensation on such date shall not include any award under the Management Incentive Plan for any fiscal year following fiscal year 1996.

5.     Uwe Bockenhauer
       ---------------

       Notwithstanding the provisions of Paragraph 1.11, Uwe Bockenhauer shall be deemed to remain eligible as a Participant under the Plan after the date he is removed from general eligibility as a Participant hereunder (but for the application of these special provisions) until March 1, 1997, and will also be deemed eligible to retire on or before such date even though he is not then aged 60.


6.     Gary Ramsdell
       -------------

       Notwithstanding the provisions of Paragraph 1.11, Gary Ramsdell shall be deemed to remain eligible as a Participant under the Plan after the date he is removed from general eligibility as a Participant hereunder (but for the application of these special provisions) until June 30, 1997.


7.     David Canedo
       ------------

       Notwithstanding the provisions of Paragraph 1.11, David Canedo will be deemed to be eligible to retire on December 1, 2000, and upon his retirement, the early retirement actuarial reduction will not be applied, as he will be deemed as if he then had 30 years of credited service.


8.     F. Patrick Burke
       ----------------

       (a)  Eligibility: Mr. Burke will be deemed eligible for the normal
            -----------
retirement benefit set forth at Paragraph 3.01 on January 1, 1998.

       (b)  Benefit: For the purposes of calculating Mr. Burke's benefits under
            -------
Paragraph 3.01 and elsewhere in the Plan:

            (i) "Years of Credited Service" shall mean, as of January 1, 1998, thirty Years of Credited Service.

            (ii) Subparagraph (B) of Paragraph 3.01 is hereby deemed to be amended to add the following language at the end thereof:

            "plus
             ----

            An amount of $1750, whether or not Mr. Burke is eligible for, or has applied for, or is receiving, a retirement benefit under the pension plan maintained for employees of RMI, Inc."

            (iii) The following amounts will be used and deemed as the five highest consecutive calendar years for the purposes of establishing Average Monthly Compensation; provided that the sum set forth for 1997 earnings will be increased to the extent Mr. Burke is entitled to a "RONA" bonus under the Management Incentive Plan, as set forth at paragraph 1 (d) of the Severance Agreement and Release between the Company and Mr. Burke, dated December 21, 1996:

                YEAR                "EARNINGS"
                ----                ----------

                1993                $ 208,036

                1994                $ 208,036

                1995                $ 219,094

                1996                $ 260,245

                1997                $ 219,094


9.     Robert Gustafson
       ----------------

       (a) The normal retirement benefit for which Mr. Gustafson is entitled to under the Plan shall be as established at Paragraph 3.01 of the Plan; provided, however, that Mr. Gustafson will be credited with two Years of Credited Service for each year, up to a maximum of fifteen years, that he remains an Employee, with one year of Credited Service for each year he remains as an Employee thereafter.

       (b) All other benefits provided in the Plan, including Early Retirement, Disability Retirement and Survivor Benefits, shall be as set forth in the Plan, also based upon the above-described normal retirement benefit.